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                                                                    EXHIBTI 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 22, 1999, relating to the financial statements of Potamkin Auto Center, Ltd. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
April 17, 2000